UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

October 24, 2017
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Ball Corporation
Current Report on Form 8‑K
Dated October 24, 2017

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2017, the Ball Corporation (the "Company") Board of Directors (the "Board") increased the number of directors on the Board from eleven to thirteen and elected Cathy Ross and Pedro Henrique Mariani as directors of the Company to fill the vacancies.

Ms. Ross worked at FedEx Express, FedEx Corporation's largest operating unit, in financial roles of increasing responsibility for 30 years, most recently as executive vice president and chief financial officer. Prior to her career at FedEx, she worked at Kimberly-Clark Corporation and Procter & Gamble. Ross currently sits on the boards of directors of Avon Products, Inc. and Steelcase, Inc.

Mr. Mariani has served as an advisory director of the Company since July 2010. Mr. Mariani was nominated to the full Board by Participações Industriais do Nordeste S.A., a Brazilian corporation ("PIN"), the holder of approximately 3.3 percent of the shares of common stock of the Company outstanding (the "Common Stock"), pursuant to an agreement with the Company. PIN acquired its shares of Common Stock in late 2015 as described below in the PIN Exchange. So long as PIN holds at least 3 percent of the total outstanding shares of Common Stock or 90 percent of the shares of Common Stock it acquired in the PIN Exchange (subject to adjustment for future stock splits, bonus shares or similar corporate actions), PIN is entitled to nominate one person to the Board, subject to approval by the Board. In his new role, Mr. Mariani will serve as a full Board member.

As previously announced, on October 26, 2015, the Company entered into an exchange agreement (the "Exchange Agreement") among the Company, Ball International Holdings, B.V., a private company with limited liability under the laws of the Netherlands and a wholly owned subsidiary of the Company ("Ball International"), and PIN pursuant to which the Company agreed to issue, from the Company's treasury shares, 5,729,662 shares of Common Stock (prior to the 2017 stock split) to Ball International, and Ball International agreed with PIN to exchange such shares of Common Stock for 30,553,128 common shares of Latapack S.A., a Brazilian company ("Latapack"), then held by PIN and which then constituted approximately 76.3 percent of the total issued and outstanding common shares of Latapack (the "PIN Exchange"). The Company, Ball International, and PIN completed the PIN Exchange on December 21, 2015, pursuant to the Exchange Agreement. Immediately prior to the PIN Exchange, the Company held approximately 20.1 percent of Latapack's issued and outstanding common shares and Latapack owned 50 percent of the Company's Latapack-Ball joint venture in Brazil, with the Company owning the other 50 percent. As a result of the PIN Exchange and a separate, similar exchange with a private individual for the remaining approximately 3.6 percent of Latapack not acquired by the Company in the PIN Exchange, both Latapack and the Latapack-Ball joint venture entity became wholly owned subsidiaries of the Company.

At the time of the Exchange Agreement, the PIN Exchange and currently, Mr. Mariani, together with certain of his family members held and holds an approximately 10 percent equity interest in PIN.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2017, the Board of Directors of the Company amended the Bylaws to increase the Board of Directors from eleven to thirteen, by increasing to five the number of director positions in Class II, and increasing to four the number of director positions in Class III. Exhibit 3(ii) attached hereto provides the text of the amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following are furnished as exhibits to this report:

	Exhibit 3(ii)	Article 3, Section A of the Amended Bylaws.

	Exhibit 99.1	Ball Corporation Press Release dated October 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date: October 24, 2017

Ball Corporation
Current Report on Form 8‑K
Dated October 24, 2017

EXHIBIT INDEX

Description	Exhibit

Article 3, Section A of the Amended Bylaws	3(ii)

Ball Corporation Press Release dated October 24, 2017	99.1